UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

October 7, 2022
Date of Report (date of earliest event reported)

PLAYSTUDIOS, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-39652	88-1802794
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

10150 Covington Cross Drive, Las Vegas, Nevada		89144
(Address of Principal Executive Offices)		(Zip Code)
Registrant's telephone number, including area code: (725) 877-7000

Not applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A common stock	MYPS	The Nasdaq Stock Market LLC
Redeemable warrants, each whole warrant exercisable for one Class A common stock at an exercise price of $11.50	MYPSW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.     Entry into a Material Definitive Agreement
On October 7, 2022, PLAYSTUDIOS US, LLC, a Delaware limited liability company (the “Buyer”) and a wholly-owned subsidiary of PLAYSTUDIOS, Inc., a Delaware corporation (the “Company”), entered into a Membership Interest Purchase Agreement (the “Purchase Agreement”) by and among the Buyer, Brainium Studios LLC, an Oregon limited liability company (“Brainium”), Farhad Shakiba and Jake Brownson (each, a “Seller Member” and together, the “Seller Members”), and Farhad Shakiba, in his capacity as the Sellers’ Representative as described in the Purchase Agreement (the “Sellers’ Representative”). Pursuant to the Purchase Agreement, the Buyer agreed, subject to the terms and conditions set forth therein, to acquire from the Seller Members all of the issued and outstanding equity interests in Brainium (collectively, the “Brainium Acquisition”). The closing of the Brainium Acquisition occurred on October 12, 2022 (the “Closing Date”), and Brainium became an indirect wholly-owned subsidiary of the Company effective as of the Closing Date.

Under the terms of the Purchase Agreement, the consideration paid by the Buyer to the Seller Members in connection with the Brainium Acquisition consists of (i) $70,000,000 in cash, as adjusted for cash, indebtedness and working capital and subject to final post-closing settlement between the Buyer and Seller Members (the “Closing Date Cash Consideration”), and (ii) potential additional contingent cash consideration of up to $27,250,000, based on Brainium’s achievement of certain financial milestones for the fiscal year ending December 31, 2022 as set forth in the Purchase Agreement (the “Contingent Payment”). The Closing Date Cash Consideration was funded by the Company with cash on hand and it is expected that any Contingent Payment will be funded with cash on hand.

The Buyer and the Seller Members have agreed to customary representations and warranties in the Purchase Agreement. The Purchase Agreement includes various covenants and agreements by the parties, including, among others, certain covenants and obligations of the Buyer with respect to the operation of the business of Brainium that apply during the period in which the Contingent Payment milestones may be achieved.

The Purchase Agreement also provides that the Seller Members are obligated, from and after the closing, and subject to certain limitations (including, as applicable, a deductible amount, maximum dollar amounts and limited time periods), to indemnify the Buyer under the Purchase Agreement for certain matters specified in the Purchase Agreement. A portion of the Closing Date Cash Consideration equal to $7,000,000 will be held in escrow for a period of fifteen (15) months following the Closing Date to secure certain of the Seller Members’ indemnity obligations under the Purchase Agreement. The Purchase Agreement also contains certain non-competition and non-solicitation covenants that are applicable to the Seller Members for a period of five (5) years following the Closing Date.

The foregoing descriptions of the Purchase Agreement and the Brainium Acquisition do not purport to be complete and are qualified in their entirety by reference to the Purchase Agreement, a copy of which is attached hereto as Exhibit 2.1, and is incorporated by reference into this Current Report on Form 8-K.
The Purchase Agreement contains representations, warranties and covenants that the respective parties made to each other as of the date of such agreement or other specific dates. The assertions embodied in those representations, warranties and covenants were made for purposes of the contract among the respective parties and are subject to important qualifications and limitations agreed to by the parties in connection with negotiating such agreement. The Purchase Agreement has been attached to provide investors with information regarding its terms. It is not intended to provide any other factual information about the Company, the Buyer, or any other party to the Purchase Agreement. In particular, the representations, warranties, covenants and agreements contained in the Purchase Agreement, which were made only for purposes of such agreement and as of specific dates, were solely for the benefit of the parties to the Purchase Agreement, may be subject to limitations agreed upon by the contracting parties (including being qualified by confidential disclosures made for the purposes of allocating contractual risk among the various parties to the Purchase Agreement instead of establishing these matters as facts) and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors and security holders. Investors and security holders are not third-party beneficiaries under the Purchase Agreement and should not rely on the representations, warranties, covenants and agreements, or any descriptions thereof, as characterizations of the actual state of facts or condition of any party to the Purchase Agreement. Moreover, information concerning the subject matter of the representations and warranties may change after the date of the Purchase Agreement, which subsequent information may or may not be fully reflected in the Company’s public disclosures.
Item 2.01.     Completion of Acquisition or Disposition of Assets
The information set forth in Item 1.01 is incorporated by reference into this Item 2.01.
Item 7.01. Regulation FD Disclosure

On October 13, 2022, the Company issued a press release regarding the Brainium Acquisition. A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K. As described in the press release, the Company has scheduled a conference call and audio webcast at 8:30 a.m. (Eastern time) on Thursday, October 13, 2022 to discuss the Brainium Acquisition, and the press release contains information about how interested parties can access the call. Also on October 13, 2022, the Company provided an investor update regarding the Brainium Acquisition to accompany the call, and a copy of the investor update is furnished as Exhibit 99.2 to this Current Report on Form 8-K. An audio replay of the webcast will be available on the Company’s investor relations website after conclusion of the call.

In accordance with General Instruction B.2 of Form 8-K, the information in this Item 7.01 of this Current Report on Form 8-K, including Exhibits 99.1 and 99.2, shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall either be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, regardless of any general incorporation language in any such filing, except as shall be expressly set forth by specific references in such filing.
Item 9.01. Financial Statements and Exhibits
(a)Financial Statements of Businesses Acquired

The financial statements required by this Item 9.01(a), if any, will be filed by amendment to this Current Report on Form 8-K not later than 71 calendar days after the date this Current Report on Form 8-K is required to be filed pursuant to Item 2.01.
(b)Pro Forma Financial Information

The pro forma financial information required by this Item 9.01(b), if any, will be filed by amendment to this Current Report on Form 8-K not later than 71 calendar days after the date this Current Report on Form 8-K is required to be filed pursuant to Item 2.01.
(c)Shell Company Transactions
Not Applicable
(d)Exhibits

Exhibit Number	Description
2.1* †
Membership Interest Purchase Agreement, dated October 7, 2022, by and among PLAYSTUDIOS US, LLC, Brainium Studios LLC, Farhad Shakiba and Jake Brownson, and Farhad Shakiba as the Sellers’ Representative.

99.1*	Press release dated October 13, 2022, announcing the acquisition of Brainium Studios, LLC.
99.2*	Investor update dated October 13, 2022.
104	Cover Page Interactive Data File (the cover page XBRL tags are embedded within the Inline XBRL document)

*	Filed herewith
†	Schedules to the Membership Interest Purchase Agreement have been omitted pursuant to Item 601(b)(2) of Regulation S-K. The Company will furnish supplementally to the Securities and Exchange Commission any omitted schedule upon request.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Dated: October 13, 2022

PLAYSTUDIOS, Inc.

By:	/s/ Scott Peterson
	Name:	Scott Peterson
	Title:	Chief Financial Officer